Exhibit 99.1

Kisses From Italy Joins Forces with Food Network Celebrity Chef Scott Conant

Industry Giant, Fransmart, Will Lead the Global Development and Franchise Sales for New Brand and Concept

MIAMI, FL / ACCESSWIRE / March 2, 2023 / Kisses From Italy Inc. (OTCQB:KITL), a publicly listed U.S.-based company, restaurant chain operator, franchisor, and product distributor with locations in the United States, Canada and Europe, is very pleased to announce that it has entered into a strategic alliance to develop a new restaurant concept with American celebrity chef, Food Network star, restaurateur and cookbook author Scott Conant.

Kisses From Italy will form a wholly-owned subsidiary to house the new brand and concept. Chef Scott Conant and his team will be taking the lead on the branding and concept development initiative in collaboration with the Kisses From Italy team. Fransmart, a worldwide industry leader in the global franchise development market and current advisor to Kisses From Italy, will play the key role of serving as the group’s exclusive global franchise developer and representative.

Claudio Ferri, co-CEO, CIO and co-founder of Kisses From Italy commented, “first and foremost a big thank you to Dan Rowe, Fransmart’s founder and CEO, for introducing us to Scott Conant and bringing all of us to the table. It is exciting when everything comes together so well, especially when major players like Fransmart and Scott present you with this kind of opportunity. There are not enough words to explain how thrilled the Company is to have Scott and his team on board with Kisses From Italy. We have worked diligently to get this agreement in place with Scott, who we believe brings considerable value and experience to the table for our Company and its shareholders. The public knows Scott from his appearances as a celebrity chef on the Food Network channel, as an experienced restaurateur/developer and book author but what he brings to the group is so much more than that. Scott clearly understands our vision and shares the same passion for this new venture.”

Ferri added, “during this process, I’ve had the opportunity to get to know Scott and, in addition to being a great person, he is not someone that would just put his name on a brand or concept unless he truly believes in it. We share similar backgrounds with our Italian heritages, and we believe that Scott understands what we are looking for and our team clearly understands Scott’s vision and motivation. The team already has an exciting concept and brand in late-stage development, which we’re not revealing yet, but you will hear about it soon. We have identified a major metropolitan city in the U.S. as the ideal location, where the team will be planting its flag, for the development of our new brand and concept. Overall, we believe that partnering with Fransmart and entering into this strategic alliance agreement with Scott represents the most significant achievement in our Company’s history.”

Scott Conant, two-time James Beard Award-winning chef, cookbook author, and TV personality commented, “I couldn’t be more excited about partnering with Kisses From Italy and Fransmart. To have the chance to create this fast casual brand together is truly a once-in-a-lifetime opportunity. There is something magical when a group of creatives can sit in a room and see all the through lines come together. We are developing something spectacular that not only is craveable, but is reminiscent of childhood nostalgia and the connectivity of gathering around the table. I am confident the enthusiasm for the food and business acumen of this team will set us on a path of growth and much success. As a core tenet of everything that we do, genuine hospitality and a service forward approach will be the key differentiators.”

Dan Rowe, founder and CEO of Fransmart, stated, “the Italian QSR and fast casual space is wide open. With Scott’s ability to create amazing food and Claudio and Michael’s business acumen and financial expertise, no doubt, we believe that we are going to create the category killer and most successful Italian fast casual concept.” Dan Rowe also added, “I believe Kisses From Italy has created a platform to launch authentic brands and products, and build the proprietary supply lines for our franchisees and continue to build on consumer packaged goods. It is not too dissimilar to what is currently being done in the market by larger players in similar segments.” Fransmart is currently Kisses From Italy’s advisor and its exclusive global franchise developer and representative.

Michele Di Turi, President, co-CEO and co-founder of Kisses From Italy also commented, “it goes without saying that for an emerging company like Kisses From Italy having faced the headwinds that affected the global economy, we are blessed to be in the position that we are today. In the last year or so, we looked at the Company’s positioning and thought about the evolution of Kisses From Italy as a Company with different business facets. The goal has always been long-term fundamental growth and to take the steps needed to reach that growth. It has not been an easy path. If you look at the public filings, we believe we are one of the rare OTC public companies where our team has done a fantastic job of keeping costs down and dedicating as much time as needed to the Company without personally drawing on the business’ cash flow.

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We believe that our hard work and dedication on behalf of the shareholders have now brought us the right opportunities. The idea of Kisses From Italy becoming a holding Company and housing different brands and concepts becomes a conceivable reality when working with powerhouses like Fransmart and Chef Scott Conant.” Di Turi continued by saying, “we believe that as a company we have built an excellent platform to launch various brands and products with focuses on building out supply lines. Consumer packaged goods continue to be part of the plan. Our Kisses From Italy branded retail products in Canada are currently available in over 70 stores in Quebec and Ontario. Our goal in working with Scott and the team is to add additional brands and concepts in different food categories, which we believe will allow the organization to leverage the supply chain and our overhead expenses across all lines, which would translate to significant future growth.”

About Chef Scott Conant

Scott Conant is a two-time James Beard Award-winning chef, cookbook author, and TV personality. With a career spanning more than 35 years, Conant brings a deft touch and unwavering passion to creating culinary experiences with thoughtful hospitality and soulful cuisine. His portfolio of acclaimed restaurants includes Mora Italian (Phoenix, AZ), The Americano (Scottsdale, AZ and Atlanta, GA), and Cellaio at Resorts World Catskills (Monticello, NY). He has also published four cookbooks: New Italian Cooking, Bold Italian, The Scarpetta Cookbook, and his newest and most personal book to date, Peace, Love, and Pasta: Simple and Elegant Recipes from a Chef’s Home Kitchen, which launched in September 2021. Conant has been a popular presence on Food Network throughout the years, becoming a fan favorite as a recurring judge on Chopped since 2009 and frequent co-host of Beat Bobby Flay. As Chef Conant embarks on new opportunities, he looks forward to continuing to share his enduring philosophy that emphasizes the beauty of simplicity. For more information, visit ScottConant.com.

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About Fransmart

Fransmart is a global leader in franchise development, selling over 5,000 franchises worldwide and turning emerging restaurant concepts into national and global brands for 20 years. Company founder Dan Rowe identified and grew brands like Five Guys Burgers & Fries, QDOBA Mexican Grill, and The Halal Guys from 1-5 unit businesses to the powerhouse chains they are today. Fransmart's current and past franchise development portfolio brands have opened thousands of restaurants globally. Fransmart and their partner brands are committed to franchise development growth. For more information, visit www.fransmart.com.

About Kisses from Italy Inc.

Kisses from Italy Inc. is a U.S.-based restaurant chain operator, franchisor, and product distributor with locations in North America and Europe. The Company offers a quick-service menu and a unique take on traditional Italian delicacies with an All-American flair. Kisses from Italy offerings include sandwiches, salads, Italian roasted coffee, coffee-related beverage, and an array of other products. In November of 2020, Kisses from Italy launched its retail branded products for distribution stores across Canada. Currently, our products are being offered in grocery stores and retail food stores.

The Company operates three corporate-owned stores and two franchised locations in the U.S. and Canada. It successfully commenced operations in May 2015 with the opening of its flagship location in Ft. Lauderdale at 3146 NE 9th St. The Company opened its inaugural European location in Ceglie del Campo, Bari, Italy in October of 2019. In September of 2019, Kisses from Italy Inc. was approved by FINRA to trade its common stock and was approved for up-listing by the OTC Markets Group to the OTCQB in mid-October 2019 under the ticker symbol KITL.

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Forward-Looking Statements

This press release may contain forward-looking statements, which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. These risks and uncertainties are further defined in filings and reports by the Company with the Securities and Exchange Commission ("SEC"). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the SEC. Reference is hereby made to cautionary statements set forth in the Company's most recent SEC filings which are available at www.sec.gov as well as the Company's website at www.kissesfromitaly.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results.

For more information, please visit www.kissesfromitaly.com

Contact Information:

Kisses from Italy Inc.

305-423-7129

info@kissesfromitaly.com

SOURCE: Kisses from Italy Inc.

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